UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

GAXOS.AI INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41620	87-3288897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

101 Eisenhower Pkwy, Suite 300,

Roseland, NJ 07068

(Address of principal executive offices, including ZIP code)

(973) 275-7428

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001	GXAI	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2024, Gaxos.ai Inc., a Delaware corporation (the “Company”), entered into an inducement offer letter agreement (the “Inducement Letter”) with a certain holder (the “Holder”) of existing warrants (the “Existing Warrants”) to purchase shares of common stock of the Company. The Existing Warrants were issued on March 15, 2024 and had an exercise price of $5.50 per share.

Pursuant to the Inducement Letter, the Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 1,256,734 shares of the Company’s common stock at a reduced exercise price of $2.58 per share in consideration for the Company’s issuance of new Series A common stock purchase warrants (the “New Series A Warrants”) and new Series B common stock purchase warrants (the “New Series B Warrants”, and together with the Series A Warrants, the “New Warrants”), as described below, to purchase an aggregate of up to 2,513,468 shares of the Company’s common stock (the “New Warrant Shares”) at an exercise price of $2.33 per share. The New Series A Warrants to purchase up to 1,256,734 shares of common stock have a term of five and one-half years from the issuance date, and the New Series B Warrants to purchase up to 1,256,734 shares of common stock have a term of twenty-four months from the issuance date.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a cash fee equal to 7.5% of the gross proceeds received from the Holder’s exercise of its Existing Warrants, as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing Warrants.

The Company has also agreed to pay the Placement Agent $85,000 for non-accountable expenses and clearing fees in the amount of $15,950. The Company has also issued to the Placement Agent, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 7.5% of the aggregate number of shares of common stock underlying the Existing Warrants (or Placement Agent Warrants to purchase an aggregate of up to 94,255 shares of common stock), which Placement Agent Warrants have the same terms as the New Series A Warrants except for an exercise price per share equal to 125% of the exercise price of the New Warrants (or $3.225 per share).

The closing of the transactions contemplated pursuant to the Inducement Letter occurred on September 23, 2024 (the “Closing Date”). The Company received aggregate gross proceeds of approximately $3.24 million from the exercise of the Existing Warrants by the Holder, before deducting placement agent fees and other offering expenses payable by the Company. The Company expects to use the net proceeds of these transactions for general corporate and working capital purposes.

The resale of the shares of the Company’s common stock issuable upon exercise of the Existing Warrants are registered on an existing registration statement on Form S-3 (File No: 333-278513) declared effective by the Securities and Exchange Commission (the “SEC”) on April 16, 2024.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then Form S-3 eligible) covering the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), within 30 days of the Closing Date, and to have such Resale Registration Statement declared effective by the SEC within 60 calendar days following the filing thereof (or within 90 calendar days following the filing thereof in case of “full review” of such resale registration statement by the SEC). In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 30 days after the Closing Date. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter) until two (2) years after the Closing Date (subject to an exception).

The forms of Inducement Letter, New Series A Warrant, New Series B Warrant and Placement Agent Warrant are attached as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively. The description of the terms of the Inducement Letter, the New Series A Warrant, New Series B Warrant and the Placement Agent Warrant is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the New Warrants and the Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the New Warrants, the Placement Agent Warrants nor the New Warrant Shares or the shares of common stock issuable upon the exercise of the Placement Agent Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the New Warrants and the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 8.01 Other Events.

On September 20, 2024, the Company issued a press release announcing the entry into the Inducement Letter. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of New Series A Warrant
4.2	Form of New Series B Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Inducement Letter
99.1	Press Release dated September 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2024	GAXOS.AI INC.

/s/ Vadim Mats
Vadim Mats
Chief Executive Officer

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